Exhibit 5.1

Morris Zarif

Direct: 917-232-6547

Email: mzarif@zariflg.com

August 27, 2025

Reliance Global Group, Inc.

300 Blvd. of the Americas, Suite 105

Lakewood, NJ 08701

Re:	Registration Statement on Form S-1 Filed on August 27, 2025

Ladies and Gentlemen:

We are acting as counsel to Reliance Global Group, Inc., a Florida corporation (the “Company”), in connection with its filing of a Registration Statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on the date hereof. The Registration Statement relates to the resale from time to time by the selling stockholder named in the Registration Statement (the “Selling Stockholder”) of up to 11,407,273 shares (the “Shares”) of the Company’s common stock, par value $0.086 per share (the “Common Stock”) consisting of (i) up to 11,294,330 shares of Common Stock that the company may elect to issue and sell to the Selling Stockholder named therein, from time to time, pursuant to that certain Common Stock Purchase Agreement between the Company and White Lion Capital, LLC (“White Lion”) dated August 26, 2025 (the “Purchase Agreement”), and (ii) 112,943 shares of Common Stock issuable to the Selling Stockholder as commitment shares pursuant to the Purchase Agreement.

In arriving at the opinion expressed below, we have examined and relied upon the Articles of Incorporation and Bylaws of the Company, each as amended and restated to date, copies of the Purchase Agreement and the related Registration Rights Agreement between the Company and White Lion, the records of meetings and consents of the Company’s Board of Directors, or committees thereof, records of the proceedings of stockholders deemed to be relevant to this opinion letter, and the Purchase Agreement (as defined below), each as provided to us by the Company, and the Registration Statement. We have also reviewed such other documents which we consider necessary or advisable for the purposes of rending the opinions set forth below.

In addition, we have examined such matters of fact and questions of law as we have considered appropriate for the purposes of this letter. We have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies and the due authorization, execution and delivery of all documents by all persons other than the Company where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

1

Morris Zarif

Direct: 917-232-6547

Email: mzarif@zariflg.com

The opinion expressed below is limited to the Florida Business Corporation Act of the State of Florida. We express no opinion as to the laws of any other jurisdiction.

On the basis of the foregoing, it is our opinion the Shares have been duly authorized and when issued and delivered by the Company against payment therefor in accordance with the Purchase Agreement, will be validly issued, fully paid and nonassessable shares of Common Stock of the Company.

This opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

This opinion is being delivered solely for the benefit of the Company and such other persons as are entitled to rely upon it pursuant to the applicable provisions of the Securities Act. This opinion may not be used, quoted, relied upon or referred to for any other purpose, nor may this opinion be used, quoted, relied upon or referred to by any other person, for any purpose, without our prior written consent.

This opinion is based upon currently existing statutes, rules and regulations and judicial decisions and is rendered as of the date hereof, and we disclaim any obligation to advise you of any change in any of the foregoing sources of law or subsequent developments in law or changes in facts or circumstances which might affect any matters or opinions set forth herein.

This opinion letter shall be interpreted in accordance with the Core Opinion Principles jointly issued by the Committee on Legal Opinions of the American Bar Association’s Business Law Section and the Working Group on Legal Opinions Foundation as published in 74 Business Lawyer 815 (2019).

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the prospectus constituting part of the Registration Statement under the heading “Legal Matters.” In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 and Section 11 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the SEC promulgated thereunder, nor do we admit that we are experts with respect to any part of the Prospectus within the meaning of the term “expert” as used in the Act or the related rules and regulations of the SEC promulgated thereunder.

Very truly yours,

Zarif Law Group P.C.

By:	/s/ Morris C. Zarif

2